UNITED STATES
SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8−K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report October 13, 2015

CORE RESOURCE MANAGEMENT, INC.

(Exact name of registrant as specified in charter)

Nevada	000-55010	46-2029981
(State or Other Jurisdiction of Incorporation)	(Commision File Number)	(IRS Employer Idetification No.)

3131 E. Camelback, Suite 211
Phoenix, AZ 85016
(Address of principal executive offices)

(602) 314-3231
Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

Engagement of New Auditor

In a Form 8-K filed on August 25, 2015, Core Resource Management, Inc.
(“Reading,” the “Company,” “we,” “our” and “us”) announced that as a result of a competitive request for proposal process undertaken by the Audit Committee of the Board of Directors (the “Audit Committee”), that it had dismissed Chapman, Hext & Co., P.C.  (“Chapman Hext”) as the independent registered public accounting firm of the Company.

On October 8, 2015, our Audit Committee approved the appointment of Adams & Associates, PLLC., a Professional Partnership with its headquarters at 748 Eltham Court, Ann Arbor, MI 48103 (“Adams & Associates”) as the Company’s new independent registered public accounting firm, to audit the Company’s financial statements, subject to the completion of final acceptance procedures and execution of an Audit Engagement Letter.  On October 9, 2015, the Company formally engaged Adams & Associates as the Company’s independent registered public accounting firm.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

N/A

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SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8−K to be signed on its behalf by the undersigned, hereunto duly authorized.

CORE RESOURCE MANAGEMENT, INC.

Dated: October 13, 2015	By:	/s/ Dennis W. Miller
Mr. Dennis W. Miller
Chief Executive Officer

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